Listing Report:Supplement No. 7 dated Jul 30, 2010 to Prospectus dated Jul 26, 2010
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jul 26, 2010 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jul 26, 2010 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 465942
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,200.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 29.92%	Starting monthly payment:	$47.71

Auction yield range:	16.93% - 24.00%	Estimated loss impact:	19.68%
Lender servicing fee:	1.00%	Estimated return:	4.32%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Sep-1978	Debt/Income ratio:	46%
Credit score:	660-679 (Jul-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	5	Current / open credit lines:	13 / 13	Length of status:	18y 11m
Amount delinquent:	$7,079	Total credit lines:	49	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$20,913	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	15	Bankcard utilization:	37%
		Homeownership:	Yes
Screen name:	determined-platinum0	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
debt settlement
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 469040
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	10.93%	Starting borrower rate/APR:	11.93% / 15.16%	Starting monthly payment:	$132.72

Auction yield range:	10.93% - 10.93%	Estimated loss impact:	11.03%
Lender servicing fee:	1.00%	Estimated return:	-0.10%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	May-1992	Debt/Income ratio:	19%
Credit score:	760-779 (Jul-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	12 / 10	Length of status:	0y 0m
Amount delinquent:	$0	Total credit lines:	22	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	open-p2ploan3	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Getting a new place to live
Purpose of loan:
This loan will be used to rent an apartment in the area in which I will be teaching starting this August. I am a credentialed California teacher who lost my job because of budget cuts at the end of the 2009 school year. I then had to work as a long-term substitute for most of this past year at a middle school. Because I treated this position as I would have treated any regular full-time teaching position, (even though the pay was much less) I was able to secure one of the few openings this district has for this next school year. The tricky part with teaching is although you start working and paying for things in August, you don't actually get your first check until the end of September. This period of time between can become a sort of limbo that can make it more difficult to make ends meet. I would like to move into a new place near my job this August prior to the start of school, and would like to get a loan to make this transition more seamless.

My financial situation:
I am a good candidate for this loan because I take borrowing whether via loans or credit cards very seriously. My credit standing is very important to me, and I hope to someday own my own home. I realize that more fortunate people do not have to help me out, but because they are I am very appreciative and thankful. I honestly hope to someday soon become financially? myself, so I can then be in a place where I can help others as well. This time of transition is where a lot of professionals are finding themselves these days, and I feel lucky that I was able to find a job, so lucky I do not mind facing some initial financial issues.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 469254
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	36.6%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$226.18

Auction yield range:	16.93% - 34.00%	Estimated loss impact:	38.61%
Lender servicing fee:	1.00%	Estimated return:	-4.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Apr-1980	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	700-719 (Jul-2010)	Inquiries last 6m:	4	Employment status:	Self-employed
Now delinquent:	0	Current / open credit lines:	5 / 5	Length of status:	0y 2m
Amount delinquent:	$0	Total credit lines:	17	Occupation:	Other
Public records last 12m / 10y:	0/ 2	Revolving credit balance:	$987	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	98%
		Homeownership:	Yes
Screen name:	tenacious-gain5	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
grooming for dogs
Purpose of loan:
This loan will be used to? advertisment,new equipment????

My financial situation:
I am a good candidate for this loan because? I have been a groomer for 20 years and had my own business for 13 years established in 1994?and have reopened my business of May 3, 2010

Monthly net income: $ 32000.00

Monthly expenses: $?3000.00 for home and business
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 469260
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$12,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	30.00%	Starting borrower rate/APR:	31.00% / 34.63%	Starting monthly payment:	$516.01

Auction yield range:	10.93% - 30.00%	Estimated loss impact:	11.56%
Lender servicing fee:	1.00%	Estimated return:	18.44%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Jan-1984	Debt/Income ratio:	52%
Credit score:	760-779 (Jul-2010)	Inquiries last 6m:	0	Employment status:	Other
Now delinquent:	0	Current / open credit lines:	10 / 6	Length of status:	7y 10m
Amount delinquent:	$0	Total credit lines:	33	Stated income:	$25,000-$49,999
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$4,863
Delinquencies in last 7y:	0	Bankcard utilization:	45%
		Homeownership:	Yes
Screen name:	precious-silver5	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay Off Credit Cards, Home Repairs
Hello, Thanks for your interest in my listing!

I am 65, I retired from the State of Illinois after working there for 20 years.? I have Social Security benefits, and I work two days a?week in the billing department at a local hospital.? I bought my home in 2001 and there is only about 30% left to go on the mortgage.? I own two vehicles with no loans on them.? I have three grown children and five grandchildren ( four human and one dog that thinks she's human).?

I am looking to get a loan to clear off some credit card debt, and to do some repairs around the house.?

I am somewhat dismayed to see my Prosper rating as a "D".? I have a great credit score and no delinquent items at all.? I have paid off well over half of my home loan, and I have two sources of income that I don't have to work for.? I have my state retirement pension, and Social Security.? I also work two days a week because I wanted a part time job, not because it is necessary.

Since I'll be using the loan proceeds to clear off some credit cards, my Debt/Income Ratio should stay below 40%.

I set the initial rate pretty high to get some interest (no pun intended).? I hope the rate gets bid down, otherwise it won't make sense to take the loan with such a high APR.? If I don't get down below 25%, I might forget trying to consolidate the credit cards and just try for about $4,000 for the home repairs.? I would rather be paying interest to regular people than the huge banks, so we'll see if that works out.

I always take care of my obligations, which should be clear from my credit profile.?

Thanks again for your interest!?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 469266
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	9.8%

Starting lender yield:	24.75%	Starting borrower rate/APR:	25.75% / 29.26%	Starting monthly payment:	$160.63

Auction yield range:	10.93% - 24.75%	Estimated loss impact:	10.41%
Lender servicing fee:	1.00%	Estimated return:	14.34%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Nov-1991	Debt/Income ratio:	26%
Credit score:	760-779 (Jul-2010)	Inquiries last 6m:	6	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	10 / 8	Length of status:	3y 0m
Amount delinquent:	$0	Total credit lines:	23	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$6,164	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	19%
		Homeownership:	Yes
Screen name:	jldus	Borrower's state:	Louisiana	Borrower's group:	BORROWERS - Free instant Listings - LARGEST GROUP
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 4	On-time:	37 ( 100% )	760-779 (Latest)
Principal borrowed:	$20,000.00	< 31 days late:	0 ( 0% )	740-759 (Dec-2009) 760-779 (Oct-2009) 760-779 (May-2008) 740-759 (Jun-2007)
Principal balance:	$8,844.81	31+ days late:	0 ( 0% )
Total payments billed:	37
Description
sewage line replacement
Purpose of loan:
Emergency sewage line replacement at one of my rent homes

My financial situation:
I am a good candidate for this loan because?
excellent credit

Monthly net income: $ 4500

Monthly expenses: $
??Housing: $ 600
??Insurance: $ 200
??Car expenses: $ 330
??Utilities: $ 200
??Phone, cable, internet: $ 35
??Food, entertainment: $ 200
??Clothing, household expenses $
??Credit cards and other loans: $ 200
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 469296
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$12,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	9.8%

Starting lender yield:	24.75%	Starting borrower rate/APR:	25.75% / 29.26%	Starting monthly payment:	$481.89

Auction yield range:	10.93% - 24.75%	Estimated loss impact:	10.41%
Lender servicing fee:	1.00%	Estimated return:	14.34%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Oct-2000	Debt/Income ratio:	18%
Credit score:	680-699 (Jul-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	2 / 2	Length of status:	3y 6m
Amount delinquent:	$0	Total credit lines:	13	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$298	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	51%
		Homeownership:	No
Screen name:	dkoch2	Borrower's state:	Oregon	Borrower's group:	440+ Supporting Lenders. Get FUNDED @ LOWER % than ANY group
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	27 ( 77% )	680-699 (Latest)
Principal borrowed:	$4,000.00	< 31 days late:	1 ( 3% )	660-679 (Jul-2007)
Principal balance:	$0.00	31+ days late:	7 ( 20% )
Total payments billed:	35
Description
Loan to grow business!!!! 2nd loan!
Thank you for reading my listing and hope you will support it!!

Who Am I?
A friend and I started Continental Wrestling Federation, a professional wrestling organization. We're incorporated in California and are an Accredited business with the Better Business Bureau, with an A- rating and 0 complaints. I hold monthly events in southern California where the audiences range from 150 to our largest at 350. I placed a promo video about us on our website.

My request:
I am requesting a $12,000 Prosper loan that will be used over the next 5 years to handle office and storage fees, improve equipment, venue rentals as well as additional safety like pads, tools etc. Overall; we want to improve our production quality and safety to attract more sponsors and increase our fanbase..

I am a good candidate for this listing because this my 2nd loan with Prosper, I have an excellent job with my employer and am current with creditors. I am currently in the best position I have ever been in my life.

About my Prosper Loan History
My lending details says I was late with 8 payments but in November '09, I had an arrangement with Prosper's payment specialist to pay partial payments as I was financially taking care of a relative and this took a lot of my monthly pay. Payments were for November 2009-February 2010.I spoke with customer service and they said it is due to their systems being computerized and that payments are automatically counted late just not reported to the credit bureaus. For proof, my credit score has increased since my last listing, something that obviously would not happen if I was late, especially 8 times. Second, my Prosper score is 8 out of 10 with 10 being the best. Third, "deliquencies in the last 7 years" is listed as 0. and my credit report with all the credit bureaus that Prosper reports to shows all on-time payments.

My financial situation
My monthly income after taxes is $3,400
My monthly expenses are: $2,040
Housing: $840
Insurance: $0
Car expenses: $50 (I ride the bus, this is my cost for monthly passes)
Utilities: $0 (Included in as part of housing rental
Phone, cable, internet: $100
Food, entertainment: $75
Clothing, household expenses $50
Credit cards and other loans: $75
Other/business expenses: $750 (Office rental, liability insurance, venue rental)
This leaves $1,460 to pay off the loan on a monthly basis.

Our events make between $1,500 to $2,000 each month but those funds pay off lasting expenses like paying competitors, video and sound crew and any additional fees owed to venues, I am not including it in my monthly income, also it can fluctuate month to month.

I look forward to your bids!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 469298
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	24.0%

Starting lender yield:	16.96%	Starting borrower rate/APR:	17.96% / 21.31%	Starting monthly payment:	$270.99

Auction yield range:	16.93% - 16.96%	Estimated loss impact:	24.93%
Lender servicing fee:	1.00%	Estimated return:	-7.97%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Aug-2003	Debt/Income ratio:	18%
Credit score:	700-719 (Jul-2010)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	14 / 13	Length of status:	2y 0m
Amount delinquent:	$0	Total credit lines:	18	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$18,184	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	72%
		Homeownership:	Yes
Screen name:	listing-eclipse	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Save mom's house from LOAN SHARKS
Purpose of loan:
I need to raise $8000 to save my mom's house. My parents applied for a Making Home Affordable Modification through their bank in April 2009. It took the bank a year and a half to "review" our application and finally deny it! Now the bank is requesting? a lump sum of all the payments they are didn't complete while they were making the Trial Payments, otherwise they'll face Foreclosure.

I can't let the?bank take our home away! They're taking advantage of?their clients, for 15 years, my parents?have ALWAYS paid their mortgage on time, now?because the bank took over a year to review the application, we are late on the payments.

They can't get away with this, my parents were only late because they were instructed to make half their regular payments. My dad will be 62 next month and is about to start receiving his Social Security Benefits which will allow him to make their regular mortgage payments. They are 5 years from paying off their mortgage and they'd be devastated if this happened, I grew up in this house. Please help me help them!

My financial situation:
I am in a?good?financial situation. I have?a very good credit score and always make my payments on time. I'm an accountant at Aon and have a very stable job. However, I don't have the 8,000 cash to help my parents out. I have a monthly income of about $4,300 but my expenses and student loans only allow me to save up about $500 a month. I can use these $500 to payoff my Prosper loan which should be $270 a month. I just need the $8K before our 30 day deadline is up.

Thank you in advance!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 469304
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,250.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	24.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$282.73

Auction yield range:	16.93% - 34.00%	Estimated loss impact:	26.01%
Lender servicing fee:	1.00%	Estimated return:	7.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Dec-1996	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	640-659 (Jul-2010)	Inquiries last 6m:	1	Employment status:	Self-employed
Now delinquent:	0	Current / open credit lines:	1 / 1	Length of status:	11y 10m
Amount delinquent:	$0	Total credit lines:	8	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$80	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	4	Bankcard utilization:	16%
		Homeownership:	No
Screen name:	adaptable-commerce4	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Puting Office Addition to Home
Purpose of loan:
This loan will be used to? To add an office addition to our home.? My financial situation:
I am a good candidate for this loan because??I own and operate a medical billing and healthcare management company for over 12 years.? See?(www.proclaimsmd.com).?I have a solid, steady, as well as, sizeable monthly?income?from a?long standing?physician client base and our business is recession proof.? Traditional lending sources are not?an option for us due to a BK 7 filing.??My husband owned a mortgage company for 7 years leading up to 2008 where that company (First National Mortgage Sources)?was forced under due to strong adverse economic conditions.? As a result we were?forced to personally?declare the BK 7 to protect our assets and income, as advised by our attorney.? Thankfully, we?had our healthcare business as?our saving backdrop and financial stability.? Since our BK 7?discharge, which was?just under 2 years ago,?I have re-established?my credit as much as feasible.??I have a strong?cash-flow and?can provide proof of?my income with bank statements and tax returns.??I have money saved which is invested and 100% protected, which?I do not want to touch.??My need for this loan?is one of good sound?financial sense, because we need as?many?tax?deductions us as?possible.? We just bought?a property and need?an addition added as soon as possible to more efficiently operate?my business.? We could use our cash-flow; however, we don?t want to leave ourselves low in liquidity and we need this addition sooner than later.??In?researching my?business history you can go to sunbiz.org.? I presently operate under proclaimsmd LLC, with?aka names of?proclaims management llc and proclaims management reimbursement?center.??This?is an ideal high interest return loan?with?truly less risk than advertised, especially for those investors who?understand our real situation?and?reasoning for our request.?????????

Monthly net income: $ 8,000

Monthly expenses: $ 2,997
??Housing: $ 837
??Insurance: $ 110
??Car expenses: $ 0 own title??
??Fuel: $150
? Utilities: $ 150
??Phone, cable, internet: $ 150?
??Food, entertainment: $ 1000
??Clothing, household expenses $200
??Credit cards and other loans: $ 250
??Other expenses: $ 150
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 469316
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	21.00%	Starting borrower rate/APR:	22.00% / 25.43%	Starting monthly payment:	$572.86

Auction yield range:	10.93% - 21.00%	Estimated loss impact:	11.31%
Lender servicing fee:	1.00%	Estimated return:	9.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Apr-1989	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	760-779 (Jul-2010)	Inquiries last 6m:	0	Employment status:	Self-employed
Now delinquent:	0	Current / open credit lines:	12 / 10	Length of status:	2y 0m
Amount delinquent:	$0	Total credit lines:	28	Occupation:	Attorney
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$26,428	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	53%
		Homeownership:	No
Screen name:	immaculate-funds5	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
pay off from starting law firm
Purpose of loan:
Pay off credit card debt from starting?my own law firm.?

My financial situation:
I am a good candidate for this loan because I have a law firm that has been established for 2 years and is doing very well.? I just need to catch up from the initial investment.? The case load is great and there are multiple contingency personal injury cases expected to settle this year.? I always pay my bills on time and have good credit.?

Monthly net income: $ 6,500

Monthly expenses: $
??Housing: $ Husband pays
??Insurance: $?300
??Car expenses: $ 700?
??Utilities: $ Husband pays
??Phone, cable, internet: $ 200
??Food, entertainment: $ 300
??Clothing, household expenses $ 250
??Credit cards and other loans: $ paying 2000/month now (1000/month on personal credit cards and 1000/month on a bank loan for the initial furniture at the law firm), will?pay?1000/month to?Prosper?when loan approved?(other 1000/month will be paid off?in spring 2011 from loan I?took out for furniture at the law firm).
??Other expenses: $ 300
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 469322
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,200.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	3.5%

Starting lender yield:	8.00%	Starting borrower rate/APR:	9.00% / 11.39%	Starting monthly payment:	$69.96

Auction yield range:	3.93% - 8.00%	Estimated loss impact:	3.52%
Lender servicing fee:	1.00%	Estimated return:	4.48%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Jul-2004	Debt/Income ratio:	10%
Credit score:	720-739 (Jul-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 5	Length of status:	2y 9m
Amount delinquent:	$0	Total credit lines:	13	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$2,226	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	31%
		Homeownership:	No
Screen name:	brightest-loan-carrier	Borrower's state:	SouthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Healthcare charges on credit card
Purpose of loan:
This loan will be used to pay the balance on my credit card

My financial situation:
I am currently happily employed doing my dream job as an IT consultant. However, things weren?t always this way. I was born with a congenital heart defect that included situs inversus (major organs transposed), tiny holes in the heart and a narrow aorta valve. At the age of nine, I had heart surgery to repair the holes and increase the width of the aorta valve, a pacemaker was also inserted for precaution. I was blessed not to have relied on my pacemaker since it?s implantation and subsequent ?death? when it?s batteries died in 2007. In that same year I had been almost 3 years out of college with a degree in IT and was working at a job that I detested that had almost nothing to do with my major in Information Technology. One morning in early October, the same month the batteries in my pacemaker died, I suffered a light stroke that I mistook for one of my recurring migraines which caused peripheral vision loss in my right eye.

Although I was fortunate that no other damage was done I felt like half my life had been loss and at 25 I hadn?t fully lived yet. After going to several doctors I did my own research and found a new type of vision therapy that promised good results of increasing the neural plasticity of the brain and thus increasing my angle of vision in my right eye. The vision therapy was priced at around $4,000. My insurance company refused to cover the cost of the therapy and with no other option I used my credit card. The good news from all of this is on the same day that I had a stroke I was called for an interview for the job of IT consultant at my alma mater (big coincidence). Believe it or not, even though I had a stroke the day of I was still determined to go to the interview on the next day which I did and subsequently landed the job.

I am highly reliable when it comes to paying my bills on time and am looking forward to eliminating this one big debt that painfully reminds me of my health issues from almost three years ago.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 469328
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,500.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	3.5%

Starting lender yield:	10.15%	Starting borrower rate/APR:	11.15% / 13.27%	Starting monthly payment:	$180.45

Auction yield range:	3.93% - 10.15%	Estimated loss impact:	3.53%
Lender servicing fee:	1.00%	Estimated return:	6.62%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Jun-2005	Debt/Income ratio:	16%
Credit score:	760-779 (Jul-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	9 / 9	Length of status:	1y 6m
Amount delinquent:	$0	Total credit lines:	12	Occupation:	Nurse (RN)
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$853	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	7%
		Homeownership:	No
Screen name:	return-legend1	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
HELP CONSOLIDATE MY BOYFRIEND'S CC
Purpose of loan:
My boyfriend of 3 years is now being bugged by Chase credit card for missing one payment. His interest has gotten out of whack and now has 5500 debt. I cannot watch and just let the company get all over him although he has pride and never ask for my help. He is an EMT in a children's hospital here in Miami and so is not making much. His monthly salary is 1200. He always give his mother money every pay and sometimes overdrafted just to make sure his mother get a part of his salary. I am now taking action to control his debt and this loan will be really helpful. We made a budget and this loan is his priority in payment and will make a fresh start on him to have a better credit standing. I am making a risk lending my credit to him. I, on the other hand, is a Registered Nurse in Miami Beach and so has a stable job. I never miss on any payment and alway pay my credit full, hence, in 5 years since I started, I have a good credit standing. So I will make sure this loan is paid before they are due? monthly.
My financial situation:
I am a good candidate for this loan because I pay my credit full and days before they are due. I am a very conscientious person who always pay what i owe. I even used to lend money to my friends with no interest because?they know?I am always ready to help. I even lent a grand?even with my friend jobless but I know she?will pay me.?And after a year, she finally paid me in her own time. I believe in Karma and so?always?helpful to the needy. And now I am the one who need help in behalf of my?boyfriend.??Any questions feel free to ask. Thank you.

Monthly net income: $ 3000

Monthly expenses: $?
??Insurance: $?
??Car expenses: $
????Phone, cable, internet:?
??Food, entertainment:??
??Credit cards and other loans:?
??Other expenses:
give 500 to my parents every pay to help with mortgage
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 469340
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	24.0%

Starting lender yield:	25.00%	Starting borrower rate/APR:	26.00% / 29.52%	Starting monthly payment:	$221.60

Auction yield range:	16.93% - 25.00%	Estimated loss impact:	25.44%
Lender servicing fee:	1.00%	Estimated return:	-0.44%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	2	First credit line:	Mar-1998	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	720-739 (Jul-2010)	Inquiries last 6m:	1	Employment status:	Self-employed
Now delinquent:	0	Current / open credit lines:	7 / 6	Length of status:	4y 2m
Amount delinquent:	$0	Total credit lines:	20	Occupation:	Food Service
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$31,850	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	77%
		Homeownership:	Yes
Screen name:	philosopher281	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Expand Vending and Coffee Business
Purpose of loan: This loan will be used to expand my vending and office coffee business. We have maintained growth through the recession, but need more money to expand. We operate 55 full line drink snack and food machines and do ~$110,000 in gross sales annually. $2800 of this loan will go to pay off the balance of an equipment loan that I have been paying $182.49 on monthly. The remaining $2700 will go to purchase 2 brewer setups (shown in picture) for new accounts and to buy inventory to fill the additional 8 machines we currently have warehoused.My

Financial situation: I am a good candidate for this loan because I am always very careful with money. I have 7 years remaining on my 15 year mortgage and carry no auto or consumer debt. My only debt other than my mortgage is from business growth.

Thanks for considering my loan and please feel free to ask any questions.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 469342
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.0%

Starting lender yield:	8.90%	Starting borrower rate/APR:	9.90% / 12.01%	Starting monthly payment:	$483.30

Auction yield range:	5.93% - 8.90%	Estimated loss impact:	6.09%
Lender servicing fee:	1.00%	Estimated return:	2.81%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Jul-1990	Debt/Income ratio:	52%
Credit score:	760-779 (Jul-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	6 / 6	Length of status:	1y 7m
Amount delinquent:	$0	Total credit lines:	18	Occupation:	Social Worker
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$37,925	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	49%
		Homeownership:	Yes
Screen name:	yield-thinker	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Credit cards went from 8.8 to 29.4!
Purpose of loan:
This loan will be used to? Pay off one of my credit cards so that I can reduce the amount of interest that I am paying and be debt free asap.

My financial situation:
I am a good candidate for this loan because? I always pay my debts. If something happened to me, I have life insurance that would cover the balance, and I have a strong desire to end all this debt with a goal of 3 years. And, because I have a husband who makes as much as I do per year even though we are not looking at his credit.

Monthly net income: $ 2339

Monthly expenses: $
??Housing: $ 715.29
??Insurance: $ 57.67
??Car expenses: $ 214.94
??Utilities: $ 200
??Phone, cable, internet: $ 150
??Food, entertainment: $ 450
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 1488
??Other expenses: $ 150
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 469354
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$616.41

Auction yield range:	10.93% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Feb-1999	Debt/Income ratio:	32%
Credit score:	700-719 (Jul-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	17 / 17	Length of status:	10y 6m
Amount delinquent:	$0	Total credit lines:	28	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$24,958	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	68%
		Homeownership:	Yes
Screen name:	impartial-value6	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidate My Debt
Purpose of loan:
I would use this loan to make one monthly payment instead of multiple payments.

My financial situation:
I am a good candidate for this loan because?I pay all my bills ontime and never miss a payment.?

Monthly net income: $ 4000.00

Monthly expenses: $
??Housing: $ 900
??Insurance: $ 135
??Car expenses: $ 460
??Utilities: $ 150
??Phone, cable, internet: $ 200
??Food, entertainment: $ 200
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 800
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 469287
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$616.41

Auction yield range:	10.93% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Jan-1996	Debt/Income ratio:	25%
Credit score:	740-759 (Jul-2010)	Inquiries last 6m:	1	Employment status:	Other
Now delinquent:	0	Current / open credit lines:	7 / 7	Length of status:	1y 2m
Amount delinquent:	$0	Total credit lines:	21	Stated income:	$50,000-$74,999
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$0
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	Yes
Screen name:	finance-pioneer8	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Company Expansion and New Inventory
Purpose of loan:
This loan will be used to?

Purchase equipment and inventory needed to expand the business.? The company has the opportunity to be on the cutting edge with updated equipment and inventory that customers are waiting to get.? I sell a variety of business services to small business that range from mobile service, security monitoring, company branding and design.

My financial situation:
I am a good candidate for this loan because?

I am faithful and consistent in paying my obligations.

Monthly net income: $ 6,000

Monthly expenses: $
??Housing: $ 515
??Insurance: $ 200
??Car expenses: $ 300
??Utilities: $ 175
??Phone, cable, internet: $ 75
??Food, entertainment: $ 35
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 275
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 469299
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	24.0%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 23.39%	Starting monthly payment:	$185.82

Auction yield range:	16.93% - 19.00%	Estimated loss impact:	25.06%
Lender servicing fee:	1.00%	Estimated return:	-6.06%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	2	First credit line:	Sep-2002	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	760-779 (Jul-2010)	Inquiries last 6m:	2	Employment status:	Self-employed
Now delinquent:	0	Current / open credit lines:	16 / 16	Length of status:	0y 2m
Amount delinquent:	$0	Total credit lines:	22	Occupation:	Attorney
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$5,645	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	47%
		Homeownership:	Yes
Screen name:	grasshopper916	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Funding Start-Up Costs for my Firm
Purpose of loan:
This loan will be used to cover the start-up costs for my new law firm (initially it is just me as a sole practitioner). I have an office at a business complex which will save me money and streamline printing costs with a shared copy room. I need supplies, my website developed and launched, and initial advertising.

My financial situation:
I am a good candidate for this loan because I have had steady employment since I was 16. I specialize in my practice area and have taken the majority of my clients with me. I have a 98% collections rate on my billable hours and heavy client screening to avoid non-paying clients.

I have fronted all of the money so far to pay for the initial costs of the office rent, supplies, and the licenses and insurance required. I am becoming profitable, but cannot afford to continue draining my personal savings and "emergency fund" if I can avoid it.

Monthly net income: $ 3734.00 (after taxes)

Monthly expenses: $
??Housing: $ 1526.00 (mortgage, insurance, & property taxes)
??Insurance: $ 125.00 (auto) & $204.00 (health)
??Car expenses: $ 150.00
??Utilities: $ 100.00
??Phone, cable, internet: $ 85.00
??Food, entertainment: $ 250.00
??Clothing, household expenses $ 100.00
??Credit cards and other loans: $ 985.00 (student loan payments)
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 469301
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	36.6%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$180.94

Auction yield range:	16.93% - 34.00%	Estimated loss impact:	38.61%
Lender servicing fee:	1.00%	Estimated return:	-4.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Jul-1999	Debt/Income ratio:	62%
Credit score:	740-759 (Jul-2010)	Inquiries last 6m:	4	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	14 / 13	Length of status:	3y 10m
Amount delinquent:	$0	Total credit lines:	17	Occupation:	Social Worker
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$17,190	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	84%
		Homeownership:	Yes
Screen name:	honorable-listing3	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
She Deserves a Honeymoon
Purpose of loan:
This loan will be used to help pay for a honeymoon for the best girl in the world.

My financial situation:
I am a good candidate for this loan because I am marrying up.? Just kidding, sort of...? My soon-to-be wife makes about?4 times as much as I do.? She is a lawyer and I am a social worker.? Her salary pretty much pays for everything, including the mortgage payment on our new house, most of?our bills, and our upcoming wedding.? But I don't think she should?have to pay for her own honeymoon!? She deserves to be spoiled. ?I get to keep a job?that I love,?helping people, but?that pays?next to nothing, all?because she?is willing to work long hours and endure the stress of a high paying job.? She deserves to be?treated.?The bank?will not?lend to me right now because even though I have never had a single delinquent payment on anything, my debt to income ratio looks?really bad.? I always had excellent credit before.? Now it is a little lower but only because I maxxed out my credit cards putting her through law school.??Her paychecks are paying the credit card bills so it evens out.??However, the bills are still in my name, so my debt to income ratio is preventing me from getting a loan through a bank.? I really want to treat her to something for a change.?? Please help me out.

Monthly net income: $2,220
Monthly Bills ($200-$250)

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 469305
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	24.0%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 23.39%	Starting monthly payment:	$241.56

Auction yield range:	16.93% - 19.00%	Estimated loss impact:	25.06%
Lender servicing fee:	1.00%	Estimated return:	-6.06%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	2	First credit line:	Oct-2003	Debt/Income ratio:	16%
Credit score:	620-639 (Jul-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	2 / 2	Length of status:	5y 6m
Amount delinquent:	$0	Total credit lines:	5	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$444	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	88%
		Homeownership:	No
Screen name:	NickPGT	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	22 ( 100% )	620-639 (Latest)
Principal borrowed:	$8,000.00	< 31 days late:	0 ( 0% )	600-619 (Aug-2008) 600-619 (Jul-2008)
Principal balance:	$2,679.45	31+ days late:	0 ( 0% )
Total payments billed:	22
Description
Looking to buy motorcycle
Purpose of loan:
This loan will be used to buy a motorcycle

My financial situation:
I am a good candidate for this loan because I currently have a loan through prosper that I have had for 2 years now and have never missed a payment as the payments are directly debited from my account. I take pride in imporving my credit score as well, so no issues will come of this loan just as my first one.

Monthly net income: $ $2200.00

Monthly expenses: $
??Housing: $ 370
??Insurance: $ 75
??Car expenses: $ 211
??Utilities: $ 60
??Phone, cable, internet: $ 20
??Food, entertainment: $?200
??Clothing, household expenses $
??Credit cards and other loans: $ 0
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 469307
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$82.19

Auction yield range:	10.93% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Mar-2004	Debt/Income ratio:	5%
Credit score:	740-759 (Jul-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	1 / 1	Length of status:	2y 11m
Amount delinquent:	$0	Total credit lines:	6	Occupation:	Food Service
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	creative-bazaar5	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
would like to buy a new car
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 469313
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	3.5%

Starting lender yield:	10.15%	Starting borrower rate/APR:	12.15% / 14.28%	Starting monthly payment:	$332.86

Auction yield range:	3.93% - 10.15%	Estimated loss impact:	3.53%
Lender servicing fee:	1.00%	Estimated return:	6.62%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Oct-1995	Debt/Income ratio:	8%
Credit score:	720-739 (Jul-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	7 / 6	Length of status:	1y 3m
Amount delinquent:	$0	Total credit lines:	27	Occupation:	Professional
Public records last 12m / 10y:	0/ 5	Revolving credit balance:	$1,377	Stated income:	$100,000+
Delinquencies in last 7y:	11	Bankcard utilization:	20%
		Homeownership:	No
Screen name:	Megmosg	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Landscaping Property
Purpose of loan:?Landscaping Property
My financial situation
I using this money to improve property on a one-acre site.

I have verified 125K income and consider myself to be an extremely low risk considering I have taken out loans in the past threes and paid them off completely.

My debt/income ratio as you can see i s below most candidates and I have a strong credit history in the last 5 years.

If you have any guestions please ask away!

Thanks!

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 469319
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,424.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.0%

Starting lender yield:	18.00%	Starting borrower rate/APR:	19.00% / 22.97%	Starting monthly payment:	$52.20

Auction yield range:	5.93% - 18.00%	Estimated loss impact:	6.27%
Lender servicing fee:	1.00%	Estimated return:	11.73%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Aug-1984	Debt/Income ratio:	Not calculated
Credit score:	740-759 (Jul-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	11 / 11	Length of status:	5y 3m
Amount delinquent:	$0	Total credit lines:	19	Occupation:	Engineer - Electric...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$9,554	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	36%
		Homeownership:	No
Screen name:	powerful-diversification3	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Back to (music) school
Purpose of loan:
I was a professional musician in my twenties.
Backed up alot of celebrity artists?in concert and studio.
Left the biz for a real/steady ?job ...LOL.... in my degree'd profession.
Want to play again but rusty.
Need tuition and a bass amplifier setup.
Have an awesome bass guitar already with headphone practice amp.
Local campus of "School of Rock" will train/refresh/teach more up to date technique/assemble a band for local work.
They have an adult program.
Will also keep my day job.
All I need is your trust that I will repay, as I NEVER have
failed to repay a loan, Big or small.? My credit report proves this.

My financial situation:
I am a very good candidate for this loan because
I have never defaulted on any loan and never will.
I pride myself on my honesty. Folks that know me personally
know that my word is as good as gold.

My job is extremely secure and recession proof.
I have never been laid off or fired from a job.

Monthly net income: $?3000 to?3900 with?commissions etc,?sometimes more

Monthly expenses: $
??Housing: $ 1172
??Insurance: $ 85
??Car expenses: $ 346
??Utilities: $ 97
??Phone, cable, internet: $ 48
??Food, entertainment: $?300
??Clothing, household expenses $ 100
??Credit cards and other loans: $?600
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 469331
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.2%

Starting lender yield:	13.93%	Starting borrower rate/APR:	14.93% / 18.22%	Starting monthly payment:	$259.73

Auction yield range:	13.93% - 13.93%	Estimated loss impact:	14.80%
Lender servicing fee:	1.00%	Estimated return:	-0.87%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Aug-1999	Debt/Income ratio:	23%
Credit score:	660-679 (Jul-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	8 / 8	Length of status:	1y 9m
Amount delinquent:	$0	Total credit lines:	30	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$5,847	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	3	Bankcard utilization:	80%
		Homeownership:	No
Screen name:	ldub	Borrower's state:	Oklahoma	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	24 ( 100% )	660-679 (Latest)
Principal borrowed:	$7,500.00	< 31 days late:	0 ( 0% )	600-619 (Jun-2008)
Principal balance:	$2,864.45	31+ days late:	0 ( 0% )
Total payments billed:	24
Description
Consol loan for lower payments
Purpose of loan:
This loan will be used to consolodate credit card debt with my other prosper loan and my car so I can have lower monthly payments.

My financial situation:
I am a good candidate for this loan because I have perfect pay history on all my accounts and excellent income.

Monthly net income: $ 3033?

Monthly expenses: $
??Housing: $ 450
??Insurance: $ 110
??Car expenses: $ 240
??Utilities: $?Included in housing
??Phone, cable, internet: $?135
??Food, entertainment: $ 400
??Clothing, household expenses $ 50
??Credit cards and other loans: $?410
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 469343
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.7%

Starting lender yield:	13.75%	Starting borrower rate/APR:	14.75% / 18.04%	Starting monthly payment:	$276.34

Auction yield range:	7.93% - 13.75%	Estimated loss impact:	9.01%
Lender servicing fee:	1.00%	Estimated return:	4.74%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Sep-1988	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	780-799 (Jul-2010)	Inquiries last 6m:	2	Employment status:	Self-employed
Now delinquent:	0	Current / open credit lines:	8 / 4	Length of status:	6y 1m
Amount delinquent:	$0	Total credit lines:	27	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,483	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	5%
		Homeownership:	No
Screen name:	BlueWave	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off high % credit card
Purpose of loan:
This loan will be used to pay of a high interest credit card. All finances in good shape. Need a bit more time to pay everything off and not get charged high interest rates in the process. Have been a lender here for a while and now seeing if taking a loan out will help me like I've been able to help others. Thanks!

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $ 6,000

Monthly expenses: $ 2,000
??Housing: $ 1,240
??Insurance: $ 200
??Car expenses: $ 50
??Utilities: $ Included in Housing
??Phone, cable, internet: $ Included in Housing
??Food, entertainment: $ 200
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 200
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 469357
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	36.6%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$226.18

Auction yield range:	16.93% - 34.00%	Estimated loss impact:	38.61%
Lender servicing fee:	1.00%	Estimated return:	-4.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Dec-1991	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	680-699 (Jul-2010)	Inquiries last 6m:	2	Employment status:	Self-employed
Now delinquent:	0	Current / open credit lines:	7 / 6	Length of status:	9y 4m
Amount delinquent:	$0	Total credit lines:	45	Occupation:	Construction
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$45,236	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	5	Bankcard utilization:	112%
		Homeownership:	Yes
Screen name:	dollar-driver7	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Business expansion and cash flow
Purpose of loan:
This loan will be used to? Help cover the expenses associated with business expansion.? I am currently studying for my state insurance liscence exam.? I will be offering insurance services to self-employed contractors and senior citizens.? I am looking for a loan to help during the transition because I am spending the majority of my time and resources to complete the training in a short time line.? I have already been brought on by a major insurance carrier to be an independent agent.?

My financial situation:
I am a good candidate for this loan because?I have always had an?good to excellent credit rating.? Because of some uncontrolled?circumstances we have recieved some bad marks on our credit.? My tenants fell way behind on their rent and we just could not make up the slack of their non-payment.? We have since done a loan modification on that property and put some quality renters in place.? We strive to build our credit back up.? I have always concidered myself a excellent credit risk and?I have typically paid my loans and credit cards on time.?

Monthly net income: $ 4560

Monthly expenses: $
??Housing: $ 850
??Insurance: $ 175
??Car expenses: $ 250
??Utilities: $ 150
??Phone, cable, internet: $ 200
??Food, entertainment: $ 100
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 1050
??Other expenses: $ 150
Information in the Description is not verified.